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                                                                   EXHIBIT 10.19

                                 PROMISSORY NOTE

$3,250,000                                                     December 22, 1998

         FOR VALUE RECEIVED, the undersigned, SKECHERS USA, INC., a California corporation ("Maker"), promises to pay, in lawful money of the United States of America, to the order of Robert Y. Greenberg and M. Susan Greenberg, Trustees of the Greenberg Family Trust ("Holder"), dated May 3, 1988, at Hidden Hills, California, the total unpaid principal amount and all accrued interest thereon advanced by Holder from time to time to or for the benefit of or at the request of Maker from and after the date hereof. No advance shall be made under this Note, if as a result of such advance the total principal amount advanced would exceed at any one time the amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000). The unpaid principal amount of the advances made under this Note shall bear interest at the prime rate, with the total unpaid principal amount advanced and all accrued interest due thereon all due and payable on demand.

         This note is subject to prepayment, in whole or in part, at any time without penalty or bonus.

         It is expressly understood that this Note is solely a corporate obligation of the Maker and that any and all personal liability, either at common law or in equity, or by constitution or statute, of, and any and all rights and claims against, every stockholder, officer, or director, as such, past, present or future, are expressly waived and released by the Holder as a part of the consideration for the issuance hereof.
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         This Note is entered into the State of California, and the laws of that
State shall govern all matters pertaining to this Note. Any action brought under this Note shall be brought in the State of California.

         The Maker promises to pay interest after maturity (whether by demand or otherwise, and before as well as after judgment) at the prime interest rate and after such maturity on balances, if any, then outstanding.

         Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         Maker further agrees, in case suit is instituted to collect this Note or any portion thereof, to pay all costs of collection, other costs, and such additional sum for attorney's fees as the court may judge reasonable in such suit.

                                      SKECHERS USA, INC.
                                      a California corporation



                                      By: /s/ DAVID WEINBERG
                                         --------------------------------------
                                         David Weinberg
                                         Chief Financial Officer